UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2015

ROYALE GLOBE HOLDING, INC.

 (Exact Name of Registrant as Specified in Its Charter)

NEVADA	20-5913810
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation or Organization)	Identification No.)

68, Soi Suphaphong 3

Yak 8, Sirinakarn 40 Road

Nonghob, Praver, 10250 Bangkok, Thailand

(Address of Principal Executive Offices and Issuer’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2015, Tan Swe Poo resigned from all his positions in Royale Globe Holding, Inc (“Company”) including Board Director, Secretary and Chief Executive Officer.  His resignation is due to personal reasons and is not the result of any disagreement with the Company.

On March 19, 2015, Ho Shih Khiam became the new Board Director, Secretary and Chief Executive Officer of the Company.

Ho Shih Khiam, age 57, is a Malaysian citizen. He received training in accounting field and he was engaged in the auditing, accounting and financial practices. He also had experiences in product packages designing, marketing and sales promotion designing. From 2004 to 2012, he formed and operated a licensed travel agency by the name of Meridianvest Travel & Tours Sdn Bhd and he was managing its day to day operation, cash flow, financial planning, costing of travel incentive packages and statutory reporting. From 2012 to 2014, he served as General Manager of a Malaysian based MLM company, that merchandising food supplements and household consumables, and he supervised the setting up of the country standard operational and the financial reporting procedure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2015	Royale Globe Holding, Inc.

/s/ Yupa Sathapornjariya
Yupa Sathapornjariya President, Chairman of the Board